                 PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS

                                  BY AND AMONG

                               AIM GROWTH SERIES,

                            A I M DISTRIBUTORS, INC.,

                                       AND

                     SECURITY BENEFIT LIFE INSURANCE COMPANY

                                TABLE OF CONTENTS

DEFINITION                                                                PAGE

                 PARTICIPATION AGREEMENT FOR RETAIL MUTUAL FUNDS

                                  BY AND AMONG

                               AIM GROWTH SERIES,

                            A I M DISTRIBUTORS, INC.,

                                       AND

                     SECURITY BENEFIT LIFE INSURANCE COMPANY

         THIS AGREEMENT, made and entered into this 1st day of July, 2001 by and among Security Benefit Life Insurance Company ("Insurer"), a Kansas corporation, on its own behalf and on behalf of each segregated  asset account of Insurer set forth on  Schedule  "A" as may be amended  from time to time (each such  account hereinafter  referred to as the "Account"),  and AIM Growth Series, on behalf of its series  portfolios  set forth on Schedule "B" as may be amended from time to time  (the  "Fund"),  a  Delaware  trust,  and  A I M  Distributors,  Inc.  (the
"Underwriter"), a Delaware corporation.

         WHEREAS,  the Fund is registered as an open-end  management  investment company under the Investment Company Act of 1940 (the "1940 Act") and its shares are  registered  under the  Securities Act of 1933, as amended (the "1933 Act");
and

         WHEREAS, the Fund is available to act as the investment vehicle for (i)
separate  accounts  established for variable group annuity  contracts offered to pension  and profit  sharing  plans,  their  sponsors  and  participants,  under
Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the
"Code") and (ii) separate  accounts  established for variable annuity  contracts offered in connection  with tax sheltered  annuities and  individual  retirement annuities  under Code  Section  403(b) and 408,  respectively,  to be offered by
Insurer; and

         WHEREAS,  Insurer may offer certain unregistered variable group annuity contracts under Section 3(a)(2) of the 1933 Act and Section 3(c)(11) of the 1940
Act and/or variable annuity contracts that are registered under the 1933 Act and the 1940 Act (collectively, the "Contracts"); and

         WHEREAS, each Account is a duly organized,  validly existing segregated asset account,  established by appropriate corporate resolution of the Insurer's
Board of Directors to set aside and invest  assets  attributable  to one or more annuity contracts; and

         WHEREAS,  the  Underwriter  is registered as a  broker-dealer  with the
Securities and Exchange  Commission ("SEC") under the Securities Exchange Act of
1934,  as amended,  (the "1934  Act"),  and is a member in good  standing of the
National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS,  to the extent  permitted  by  applicable  insurance  laws and regulations,  Insurer  intends to purchase  shares in the Fund on behalf of each
Account to fund the various  Contracts and the Underwriter is authorized to sell such shares to each Account at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, Insurer, the
Fund and the Underwriter agree as follows:

                                    ARTICLE I

                               SALE OF FUND SHARES

         1.1 The  Underwriter  on behalf of the Funds  agrees to sell to Insurer those Fund shares which each Account  orders,  executing  such orders on a daily basis at the net asset  value  next  computed  after  receipt by the Fund or its designee of the order for the shares of the Fund.  For  purposes of this Section
1.1,  Insurer  shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute  receipt by the Fund, provided that the Fund receives notice of such order by 10:00 a.m.  Eastern Time on the next Business Day.  Business Day shall mean any day on which the New York
Stock Exchange is open for trading which is also a "Business Day of the Fund" as that term is defined in the Fund's prospectus.

         1.2 The Fund  agrees  to make its  shares  available  indefinitely  for purchase at the applicable net asset value per share by Insurer and its Accounts on each Business Day and the Fund shall use reasonable efforts to calculate such net asset value on each Business Day.

         1.3 The Fund  agrees  to  redeem,  on  Insurer's  request,  any full or fractional  shares of the Fund held by Insurer or the Accounts,  executing  such requests on a daily basis at the net asset value next computed after the Fund or its designee receives the redemption request.  For purposes of this Section 1.3,
Insurer  shall be the  designee of the Fund for receipt of  redemption  requests from each Account and receipt by such designee shall  constitute  receipt by the
Fund provided that the Fund receives notice of such redemption  request by 10:00
a.m.  Eastern  Time on the next  Business  Day.  Insurer  agrees to use its best efforts to notify the Fund in advance of any large  anticipated  redemptions  in order to avoid any  unnecessary  disruption  or burden in the  management of the
Fund's assets.

         1.4 Insurer shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is effected in accordance  with the  provisions of
Section 1.1.  Payment shall be in federal funds  transmitted by wire. Fund shall pay Insurer for Fund shares  redeemed on the next Business Day after an order to redeem is effected in accordance  with the  provisions of Section 1.3,  provided however  that the  Fund  reserves  the  right to  delay  payment  to the  extent permitted by Section  22(e) of the 1940 Act.  Payment  shall be in federal funds transmitted by wire.

         1.5 Issuance  and  transfer of the Fund's  shares will be by book entry only. Stock  certificates  will not be issued to Insurer or any Account.  Shares ordered from the Fund will be recorded in an appropriate title for each Account.

         1.6 The Fund shall use its best efforts to furnish  notice by facsimile or telephone,  (if by telephone, it must be followed by written confirmation) to
Insurer of any income,  dividends or capital gain  distributions  payable on the
Fund's shares by the record date,  but in no event later than 6:30 p.m.  Eastern
Time on the ex-dividend  date.  Insurer hereby elects to receive all such income dividends  and capital gain  distributions  in  additional  shares of that Fund.
Insurer  reserves  the right to revoke  this  election  and to receive  all such income  dividends and capital gain  distributions in cash. The Fund shall notify
Insurer  of the  number of shares so issued as  payment  of such  dividends  and distributions.

         1.7 The Fund  shall  make the net  asset  value per share for each Fund available to Insurer on each Business Day as soon as reasonably  practical after the net asset value per share is  calculated  and shall use its best  efforts to make such net asset value per share available by 6:30 p.m. Eastern Time.

         1.8 The parties may agree, in lieu of the procedures set forth above in this  Article 1, to place and settle  trades for Fund shares  through a clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Insurer  represents  and warrants  that the  Contracts  (i) are, or prior to  issuance  will be,  registered  under the 1933 Act, or (ii) are exempt from  registration  under Section  3(a)(2) under the 1933 Act.  Insurer  further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material  respects with all applicable state insurance laws and  regulations.  Insurer further  represents and warrants that it is an insurance  company duly  organized and in good standing  under the laws of the State of Kansas and that it has legally and validly established each
Account  prior to any  issuance or sale thereof as a  segregated  asset  account under  K.S.A.  40-436.  Insurer  represents  and  warrants  with respect to each
Account  that it (i) has  registered  or,  prior to any  issuance or sale of the
Contracts,  will register the Account as a unit investment  trust under the 1940
Act, or  alternatively  (ii) has not registered  the Account in proper  reliance upon an exclusion from registration under the 1940 Act.

         2.2 The Fund  represents and warrants that Fund shares sold pursuant to this  Agreement  shall be  registered  under the 1933 Act, duly  authorized  for issuance and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall  remain  registered  under the 1940 Act. The
Fund shall amend the  Registration  Statement  for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

         2.3 The Fund represents  that it is currently  qualified as a regulated investment company under Subchapter M of the Code and that it will maintain such qualification  (under  Subchapter M or any successor or similar  provision)  and that it will  notify  Insurer  immediately  upon having a  reasonable  basis for believing  that it has  ceased to so  qualify or that it might not so qualify in the future.

         2.4 Insurer represents that the Contracts are currently treated as life insurance,  endowment or annuity contracts,  under applicable  provisions of the
Code and that it will maintain  such  treatment and that it will notify the Fund and the  Underwriter  immediately  upon having a reasonable  basis for believing that the  Contracts  have  ceased to be so  treated or that they might not be so treated in the future.

         2.5 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC under the
1934 Act. The  Underwriter  further  represents that it will sell and distribute the Fund shares in accordance with all applicable  state and federal  securities laws and regulations, including the 1933 Act, the 1934 Act, and the 1940 Act and the Rules promulgated thereunder.

         2.6 The Fund  represents  that it is  lawfully  organized  and  validly existing  under  the  laws of the  State of  Delaware  and that it does and will comply in all  material  respects  with the 1940 Act and the  Rules  promulgated thereunder.

         2.7 The Fund and  Underwriter  represent  and warrant that all of their
directors,  trustees,  officers,  employees,   investment  advisers,  and  other
individuals/entities  dealing with the money and/or  securities  of the Fund are and shall  continue  to be at all times  covered by a blanket  fidelity  bond or similar  coverage  in an amount not less than the  minimal  coverage as required currently  by  Rule  17g-1  of the  1940  Act or  related  provisions  as may be promulgated  from time to time. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.8  Insurer  represents  and  warrants  that  all  of  its  directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or  securities of the Account are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Account,  in an amount not less than $5 million.  Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                                   ARTICLE III

                      PROSPECTUSES AND PROXY SOLICITATIONS

         3.1 The  Underwriter  shall provide  Insurer with as many copies of the
Fund's  current  prospectus  (and  any  supplements   thereto)  as  Insurer  may
reasonably  request.  If  requested by Insurer in lieu  thereof,  the Fund shall provide such documentation  (including a final copy of the current prospectus as set in type at the Fund's  expense a diskette in the form sent to the  financial printer,  or an  electronic  copy in a format  suitable for posting on Insurer's website) and other  assistance as is  reasonably  necessary in order for Insurer once each year (or more frequently if the prospectus for the Fund is amended) to have the  disclosure  memoranda  for the  Contracts  and the  Fund's  prospectus
printed   simultaneously   or  posted  on  the  Insurer's   website  or  printed
individually  by the  Insurer  if it so  chooses.  Such  documentation  shall be provided in a timely manner.

         3.2 The Fund's  prospectus shall state that the Statement of Additional
Information  ("SAI") for the Fund is available from the  Underwriter  (or in the
Fund's  discretion,  the Prospectus  shall state that such SAI is available from the Fund),  and the Underwriter  (or the Fund), at its expense,  shall print and provide  such SAI to  Insurer  and to any  owner/participant  of a  Contract  or prospective owner/participant who requests such SAI.

         3.3 The Fund, at its expense,  shall provide Insurer with copies of its proxy material, reports to stockholders and other communications to stockholders in such  quantity  as Insurer  shall  reasonably  require  for  distributing  to
Contract owners/participants.

         3.4 When the Fund submits proposals to shareholders,  Insurer shall, if and to the extent required by law:

                    (i)    solicit  voting   instructions   from  owners  of  or
                           participants in the Contract;

                    (ii)   vote the Fund shares in accordance with  instructions
                           received  from  owners  of  or  participants  in  the
                           Contract; and

                    (iii)  vote Fund shares for which no instructions  have been received  in the same  proportion  as Fund  shares of
                           such Fund for which  instructions  have been received
                           (so long as and to the extent that the SEC  continues
                           to  interpret  the 1940 Act to  require  pass-through
                           voting  privileges  for  variable  contract  owners).
                           Insurer  reserves  the right to vote Fund shares held
                           in any segregated  asset account in its own right, to
                           the extent permitted by law.

         3.5 The Fund will comply with all  provisions of the 1940 Act requiring voting by shareholders.

                                   ARTICLE IV

                         SALES MATERIAL AND INFORMATION

         4.1 Insurer will provide to the Fund at least one (1) complete  copy of all  prospectuses,  disclosure  memoranda,  reports,  sales literature and other promotional materials, applications for exemptive relief, requests for no action letters,  and all amendments,  if any in which the Fund or Underwriter is named.
No such material shall be used until  approved by the Fund or its designee,  and the  Fund  will use its best  efforts  for it or its  designee  to  review  such material  within five (5) Business Days after receipt.  The Fund or its designee reserves the right to  reasonably  object to the continued use of any such sales literature or other promotional material in which the Fund or the Underwriter is named,  and no  such  material  shall  be used if the  Fund or its  designee  so objects.

         4.2 Insurer shall not give any information or make any  representations or statements  regarding or on behalf of the Fund or the  Underwriter  or any of its  affiliates  in  connection  with  the  sale  of the  Contracts  other  than information  or  representations  contained  in the  registration  statement  or prospectus  or SAI for the  Fund  shares,  as such  registration  statement  and prospectus  or SAI may be  amended  or  supplemented  from  time to time,  or in reports  or proxy  statements  for the  Fund,  or in sales  literature  or other promotional  material  approved  by the Fund or its  designee,  except  with the permission of the Fund or its designee.

         4.3 The  Fund,  Underwriter,  or  their  respective  designee(s)  shall furnish, or shall cause to be furnished,  to Insurer or its designee, each piece of sales  literature or other  promotional  material in which Insurer and/or its separate  account(s) is named.  No such material shall be used until approved by
Insurer,  and the  Insurer  will use its best  efforts to review  such  material within five (5) Business Days after receipt.  The insurer  reserves the right to reasonably  object to the  continued  use of any such sales  literature or other promotional material in which the Insurer or its separate accounts is named, and no such material shall be used if the Insurer so objects.

         4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of Insurer or concerning Insurer, the Accounts, or the Contracts  other than the  information or  representations  contained in the prospectuses or disclosure memoranda for the Contracts, as such documents may be amended or  supplemented  from time to time,  or in  published  reports for each
Account which are in the public  domain or approved by Insurer for  distribution to  Contract  owners,  or in  sales  literature  or other  promotional  material approved by Insurer or its designee, except with the permission of Insurer.

         4.5 Upon  request,  the Fund will  provide  to Insurer at least one (1)
complete copy of all registration statements,  prospectuses, SAI, reports, proxy statements,  and all amendments to any of the above,  that relate to the Fund or its shares,  contemporaneously  with the filing of such document with the SEC or other regulatory authorities.

         4.6 For purposes of this Article IV, the phrase  "sales  literature  or other  promotional  material"  includes,  but is not limited to,  advertisements
(such as material  published  or designed  for use in a  newspaper,  magazine or other  periodical,  radio,  television,  telephone or tape recording,  videotape display,  signs or billboards,  motion pictures,  or other public media),  sales literature  (i.e.,  any  written  communication  distributed  or made  generally available to customers or the public, including brochures,  circulars,  research reports,  market letters,  form letters,  seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training  materials  or  other  communications  distributed  or  made  generally available to some or all agents or employees.

                                    ARTICLE V

                                 SERVICING FEES

         The  provisions  of  shareholder  and  administrative  services  to the
Contracts  shall  be  the  responsibility  of  Insurer  and  shall  not  be  the responsibility  of  Underwriter.  The  Insurer  will be  recognized  as the sole shareholder  of Fund's  shares  purchased  under this  Agreement.  It is further recognized that there will be a substantial  savings in  administrative  expense and  recordkeeping  expenses  by virtue of having one  shareholder  rather  than multiple shareholders.  In consideration of the administrative savings resulting from such  arrangement,  Underwriter  agrees to pay to  Insurer,  on a quarterly basis, a servicing fee in an amount equal to 0.20 basis points (0.20%) per annum of the daily average aggregate net assets invested in the Fund through Insurer's arrangements with Contracts in each calendar quarter. Underwriter will make such payments  to Insurer  within  thirty  (30) days  after the end of each  calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to Insurer for the quarter and such other  supporting data as may be reasonably requested by Insurer.

                                   ARTICLE VI

                                    EXPENSES

         6.1 To the extent permitted under applicable law, all expenses incident to performance  by the Fund under this Agreement  shall be paid by the Fund. The
Fund shall see to it that all of its shares are  registered  and  authorized for issuance in  accordance  with  applicable  federal law and, if and to the extent deemed  advisable by the Fund, in accordance with applicable state laws prior to their sale.  The Fund shall bear the expenses for the cost of  registration  and qualification  of the  Fund's  shares,  preparation  and  filing  of the  Fund's prospectus,  registration statements and amendments thereto, proxy materials and reports to  shareholders,  setting in type and printing  the Fund's  prospectus, proxy  materials  and  reports  to  shareholders,  the  preparation  of all Fund statements  and notices  required by any federal or state law,  and all taxes on the issuance or transfer of the Fund's shares.

         6.2 It shall be the sole  responsibility  of  Insurer  to  comply  with provisions  of  federal  and  state  law  applicable  to the  delivery  of  Fund prospectuses. Insurer shall bear all costs related to any disclosure document to be provided to owners or participants  in the Contracts.  Insurer shall bear all costs of distributing Contract materials. The Fund and/or Underwriter shall bear all costs of distributing Fund materials (including proxy materials and periodic reports) to owners or participants in the Contracts.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1        INDEMNIFICATION BY INSURER

         7.1(a)  Insurer  agrees to indemnify  and hold  harmless the Fund,  its affiliates (including the Underwriter and each of their directors,  trustees and officers and each person, if any, who controls the Fund or its affiliates within the  meaning  of  Section  15 of the 1933 Act  (collectively,  the  "Indemnified
Parties" for  purposes of this Section 6.1) against any and all losses,  claims, damages,  liabilities  (including  amounts paid in  settlement  with the written consent of Insurer) or litigation (including legal and other expenses), to which the  Indemnified  Parties may become subject under any statute,  regulation,  at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect  thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                    (i)    arise out of or are based upon any untrue  statements
                           or alleged  untrue  statements  of any material  fact
                           contained in the registration  statement,  prospectus
                           or  disclosure   memorandum   for  the  Contracts  or
                           contained in the  Contracts or sales  literature  for
                           the  Contracts (or any amendment or supplement to any
                           of the foregoing),  or arise out of or are based upon
                           the omission or the alleged omission to state therein
                           a  material  fact  required  to be stated  therein or
                           necessary   to  make  the   statements   therein  not
                           misleading, provided that this agreement to indemnify
                           shall not apply as to any  Indemnified  Party if such
                           statement  or omission or such  alleged  statement or
                           omission was made in reliance  upon and in conformity
                           with information furnished to Insurer by or on behalf
                           of  the  Fund  or  the  Underwriter  for  use  in the
                           registration  statement,   prospectus  or  disclosure
                           memorandum  for the  Contracts or in the Contracts or
                           sales  literature (or any amendment or supplement) or
                           otherwise for use in connection  with the sale of the
                           Contracts or Fund shares; or

                    (ii)   arise  out  of  or  as  a  result  of  statements  or
                           representations by or on behalf of the Insurer (other
                           than statements or  representations  contained in the
                           Registration    Statement,    prospectus   or   sales
                           literature  of the Fund not  supplied  by  Insurer or
                           persons  under its  control) or  wrongful  conduct of
                           Insurer or persons under its control, with respect to
                           the sale or  distribution  of the  Contracts  or Fund
                           shares; or

                    (iii)  arise out of any untrue  statement or alleged  untrue
                           statement   of  a  material   fact   contained  in  a
                           Registration   Statement,    prospectus,   or   sales
                           literature  of the Fund or any  amendment  thereof or
                           supplement   thereto  or  the   omission  or  alleged
                           omission to state therein a material fact required to
                           be stated therein or necessary to make the statements
                           therein  not   misleading  if  such  a  statement  or
                           omission  was  made  in  reliance  upon   information
                           furnished to the Fund by or on behalf of Insurer; or

                    (iv)   arise  as a  result  of any  failure  by  Insurer  to
                           provide the services and furnish the materials  under
                           the terms of this Agreement; or

                    (v)    arise out of or result  from any  material  breach of
                           any representation and/or warranty made by Insurer in
                           this  Agreement  or arise out of or  result  from any
                           other  material  breach of this Agreement by Insurer,
                           as limited by and in accordance  with the  provisions
                           of Sections 6.1(b) and 6.1(c) hereof.

         7.1(b) Insurer shall not be liable under this indemnification provision with respect to any losses, claims, damages,  liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified
Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such  Indemnified  Party's  duties or by reason of such  Indemnified  Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

         7.1(c) Insurer shall not be liable under this indemnification provision with  respect  to any claim  made  against  an  Indemnified  Party  unless  such
Indemnified  Party shall have  notified  Insurer in writing  within a reasonable time after the summons or other first legal process  giving  information  of the nature of the claim shall have been served upon such Indemnified Party (or after such  Indemnified  Party  shall  have  received  notice of such  service  on any designated  agent),  but  failure to notify  Insurer of any such claim shall not relieve Insurer from any liability  which it may have to the  Indemnified  Party against  whom  such  action  is  brought  otherwise  than  on  account  of  this indemnification  provision.  In case any such  action  is  brought  against  the
Indemnified  Parties,  Insurer  shall be  entitled  to  participate,  at its own expense, in the defense of such action. Insurer also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party named in the action.  After notice from  Insurer to such party of  Insurer's  election to assume  the  defense  thereof,  the  Indemnified  Party  shall bear the fees and expenses of any  additional  counsel  retained  by it, and  Insurer  will not be liable to such  party  under  this  Agreement  for any  legal or other  expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.1(d) The  Indemnified  Parties will  promptly  notify  Insurer of the commencement  of any litigation or proceedings  against them in connection  with the issuance or sale of the Fund shares or the Contracts or the operation of the
Fund with respect to the Account.

         7.2.       INDEMNIFICATION BY THE UNDERWRITER AND THE FUND

         7.2(a) The Fund, to the extent permitted by law, and/or the Underwriter each agree to indemnify and hold harmless  Insurer and each of its directors and officers and each person,  if any,  who controls  Insurer  within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses,  claims,  damages,  liabilities
(including  amounts  paid in  settlement  with the  written  consent of the Fund and/or the  Underwriter) or litigation  (including  legal and other expenses) to which the  Indemnified  Parties may become subject under any statute,  at common law or  otherwise,  insofar as such  losses,  claims,  damages,  liabilities  or expenses (or actions in respect  thereof) or settlements are related to the sale or acquisition of the Fund's shares and:

                    (i)    arise out of or are based upon any  untrue  statement
                           or alleged  untrue  statement  of any  material  fact
                           contained in the Registration Statement or prospectus
                           or sales  literature of the Fund (or any amendment or
                           supplement to any of the foregoing),  or arise out of
                           or  are  based  upon  the  omission  or  the  alleged
                           omission to state therein a material fact required to
                           be stated therein or necessary to make the statements
                           therein not misleading,  provided that this agreement
                           to  indemnify  shall not apply as to any  Indemnified
                           Party if such  statement  or omission or such alleged
                           statement or omission  was made in reliance  upon and
                           in  conformity  with  information  furnished  to  the
                           Underwriter  or Fund by or on behalf of  Insurer  for
                           use in the  Registration  Statement or prospectus for
                           the Fund or in sales  literature (or any amendment or
                           supplement to any of the  foregoing) or otherwise for
                           use in  connection  with the sale of the Contracts or
                           Fund shares; or

                    (ii)   arise  out  of  or  as  a  result  of  statements  or
                           representations  by or  on  behalf  of  the  Fund  or
                           Underwriter (other than statements or representations
                           contained in the Registration Statement or prospectus
                           or disclosure  memoranda or sales  literature for the
                           Contracts not supplied by the Fund,  the  Underwriter
                           or persons under their  control) or wrongful  conduct
                           of the Fund or  Underwriter  or persons  under  their
                           control,  with respect to the sale or distribution of
                           the Contracts or Fund shares; or

                    (iii)  arise out of any untrue  statement or alleged  untrue
                           statement  of  a  material  fact   contained  in  the
                           Registration  Statement or  prospectus  or disclosure
                           memoranda,   or   sales   literature   covering   the
                           Contracts,  or any  amendment  thereof or  supplement
                           thereto, or the omission or alleged omission to state
                           therein a material fact required to be stated therein
                           or  necessary  to make the  statement  or  statements
                           therein not misleading, if such statement or omission
                           was made in reliance  upon  information  furnished to
                           Insurer   by  or  on   behalf  of  the  Fund  or  the
                           Underwriter; or

                    (iv)   arise as a result of any  failure  by the Fund or the
                           Underwriter  to provide the  services and furnish the
                           materials under the terms of this Agreement; or

                    (v)    arise out of or result  from any  material  breach of
                           any  representation   and/or  warranty  made  by  the
                           Underwriter  or the Fund in this  Agreement  or arise
                           out of or result  from any other  material  breach of
                           this  Agreement by the  Underwriter  or the Fund;  as
                           limited by and in accordance  with the  provisions of
                           Sections 6.2(b) and 6.2(c) hereof.

         7.2(b) The Underwriter  shall not be liable under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to
Insurer or the Account, whichever is applicable.

         7.2(c) The Underwriter  shall not be liable under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have notified the Underwriter in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought
against  the  Indemnified   Parties,   the  Underwriter   will  be  entitled  to
participate,  at its own expense,  in the defense thereof.  The Underwriter also shall be  entitled  to assume  the  defense  thereof,  with  counsel  reasonably satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's  election to assume the defense thereof,  the
Indemnified  Party shall bear the fees and  expenses of any  additional  counsel retained by it, and the Underwriter  will not be liable to such party under this
Agreement for any legal or other  expenses  subsequently  incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.2(d)  Insurer  agrees  promptly  to  notify  the  Underwriter  of the commencement of any litigation or proceedings  against it or any of its officers or directors  in  connection  with the issuance or sale of the  Contracts or the operation of each Account.

                                  ARTICLE VIII

                                 APPLICABLE LAW

         8.1  This  Agreement  shall  be  construed  and the  provisions  hereof interpreted under and in accordance with the laws of the State of Delaware.

         8.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings  thereunder,  including such exemptions from those statutes, rules and regulations as the SEC may grant.

                                   ARTICLE IX

                                   TERMINATION

         9.1 This Agreement shall terminate:

             (a)    at the option of any party  upon one  hundred  eighty  (180)
                    days' advance written notice to the other parties; or

             (b)    at the option of Insurer to the extent  that shares of Funds are not reasonably available to meet the requirements of the
                    Contracts as determined  by Insurer in its sole  discretion;
                    or

             (c)    at  the  option  of  the  Fund  in  the  event  that  formal administrative proceedings are instituted against Insurer by the NASD, the SEC, any Insurance Commissioner,  or any other
                    regulatory   body   regarding   Insurer  duties  under  this
                    Agreement  or  related  to the sale of the  Contracts,  with respect to the operation of any Account,  or the purchase of the Fund shares; provided, however, that the Fund determines in its sole judgment  exercised in good faith, that any such administrative  proceedings  will  have a  material  adverse
                    effect   upon  the   ability  of  Insurer  to  perform   its
                    obligations under this Agreement; or

             (d)    at  the  option  of   Insurer  in  the  event  that   formal
                    administrative  proceedings are instituted  against the Fund
                    or   Underwriter   by  the  NASD,  the  SEC,  any  Insurance
                    Commissioner,  or any other  regulatory  body  regarding the
                    Fund's duties under this Agreement or related to the sale of the Contracts; provided, however, that Insurer determines in its sole  judgment  exercised  in good faith,  that any such administrative  proceedings  will  have a  material  adverse effect  upon  the  ability  of the  Fund or  Underwriter  to perform its obligations under this Agreement; or

             (e)    with  respect  to any  Account  that  intends  to change the funding  vehicle and such change would  require  approval of the State Insurance  Department,  with written notice to the
                    Fund or the Underwriter  contemporaneously  with application to the State Insurance  Department,  upon requisite approval of the State Insurance  Department and Contract  owners,  if necessary; or

             (f)    at the  option of  Insurer,  in the event any of the  Fund's shares are not registered, issued or sold in accordance with applicable  state and/or  federal law or such law  precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Insurer; or

             (g)    at the option of Insurer, if the Fund ceases to qualify as a
                    Regulated  Investment Company under Subchapter M of the Code or under any successor or similar  provision,  or if Insurer reasonably believes that the Fund may fail to so qualify; or

             (h)    at the option of either the Fund or the Underwriter,  if (i)
                    the Fund or the Underwriter,  respectively,  shall determine in good faith that Insurer has  suffered a material  adverse change in its  business  or  financial  condition  or is the subject of  material  adverse  publicity  and such  material adverse  change or material  adverse  publicity  will have a material  adverse impact upon the business and operations of either  the  Fund or the  Underwriter,  (ii) the Fund or the
                    Underwriter   shall  notify   Insurer  in  writing  of  such
                    determination  and its intent to terminate  this  Agreement, and (iii) after considering the actions taken by Insurer and any other changes in circumstances  since the giving of such notice,  such  determination  of the Fund or the Underwriter shall continue to apply on the sixtieth (60th) day following the giving of such notice,  which sixtieth  (60th) day shall be the effective date of termination; or

             (i)    at the option of Insurer,  if (i) Insurer shall determine in good  faith  that  either  the Fund or the  Underwriter  has suffered  a  material  adverse  change  in its  business  or financial  condition  or is the subject of material  adverse publicity  and such  material  adverse  change  or  material adverse  publicity will have a material  adverse impact upon the business and  operations of Insurer,  (ii) Insurer shall notify  the  Fund and the  Underwriter  in  writing  of such determination and its intent to terminate the Agreement, and
                    (iii) after considering the actions taken by the Fund and/or the Underwriter and any other changes in circumstances since the giving of such notice, such determination shall continue to apply on the sixtieth  (60th) day following the giving of
                    such  notice,   which  sixtieth  (60th)  day  shall  be  the
                    effective date of termination, or

             (j)    at the  option of  either  the Fund or the  Underwriter,  if
                    Insurer  gives  the Fund  and the  Underwriter  the  written notice  specified in Section  8.1(a)  hereof and at the time such  notice  was given  there was no notice of  termination outstanding  under any other  provision  of this  Agreement;
                    provided, however, any termination under this Section 8.1(j)
                    shall be  effective  forty-five  (45) days  after the notice specified in Section 8.1(a) was given; or

             (k)    at the  option  of the  Insurer,  upon  substitution  of the shares of another  investment  company or series thereof for shares  of the  Fund in  accordance  with  the  terms of the
                    Contracts,  provided  that the Insurer has given at least 45 days prior written notice to the Fund and Underwriter of the date of substitution.

         9.2 It is  understood  and agreed that the right of any party hereto to terminate  this  Agreement  pursuant to Section  8.1(a) may be exercised for any reason or for no reason.

         9.3 NOTICE  REQUIREMENT.  No  termination  of this  Agreement  shall be effective  unless and until the party  terminating  this  Agreement  gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore:

             (a)    In  the  event  that  any  termination  is  based  upon  the provisions of Sections  8.1(a),  8.1(h),  8.1(i),  8.1(j) or
                    8.1(k) of this Agreement, such prior written notice shall be given in advance of the  effective  date of  termination  as required by such provisions; and

             (b)    In  the  event  that  any  termination  is  based  upon  the provisions of Sections  8.1(c) or 8.1(d) of this  Agreement, such prior  written  notice  shall be given at least  ninety
                    (90) days' before the effective date of termination.

         9.4 EFFECT OF  TERMINATION.  Notwithstanding  any  termination  of this
Agreement,  the Fund and the Underwriter shall, at Insurer's option, continue to make available  additional  Fund shares  pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this  Agreement  (the  "Existing  Contracts"),  but not to new  Contracts  or
participants.  Specifically,  without  limitation,  the  owners of the  Existing
Contracts  shall be  permitted to  reallocate  investments  in the Fund,  redeem investments  in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts unless the Insurer seeks an order pursuant  to  Section  26 of the 1940 Act to permit  the  substitution  of other securities for the share of the Fund.  Notwithstanding the foregoing,  the Board of Directors of the Fund may refuse to sell shares of any Fund to any person, or suspend  or  terminate  the  offering  of shares  of the Fund if such  action is required by law or by regulatory  authorities having  jurisdiction or is, in the sole  discretion of the Board of Directors  acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

                                    ARTICLE X

                                     NOTICES

         Any  notice  shall be  sufficiently  given when sent by  registered  or certified mail to the applicable party at the address set forth below or at such other address as may be specified in writing to the other parties.

IF TO THE FUND:

          AIM Growth Series
          11 Greenway Plaza, Suite 100
          Houston, Texas 77046
          Facsimile: (713) 993-9185

          Attn:    Nancy L. Martin, Esq.

IF TO THE UNDERWRITER:

          A I M Distributors, Inc.
          11 Greenway Plaza, Suite 100
          Houston, Texas 77046
          Facsimile: (713) 993-9185

          Attn:    Ofelia M. Mayo, Esq.

IF TO INSURER:

          Security Benefit Life Insurance Company
          700 Harrison
          Topeka, Kansas 66636-0001
          Facsimile: (785) 431-3080

          Attn:    General Counsel

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 All persons  dealing with the Fund and the  Underwriter  must look solely to the property of the Fund for the enforcement of any claims against the
Fund as neither the Board,  officers,  agents or shareholders of the Fund assume any personal liability for obligations entered into on behalf of the Fund.

         11.2  Subject  to the  requirements  of legal  process  and  regulatory authority,  the Fund and Underwriter  shall treat as confidential  the names and addresses of the owners of the Contracts. Each party shall treat as confidential all  information  reasonably  identified as confidential in writing by any other party hereto and,  except as permitted  by this  Agreement,  without the express written consent of the affected party shall not disclose, disseminate or utilize such  confidential  information  until  such time as it may come into the public domain.

         11.3 The captions in this  Agreement  are included for  convenience  of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         11.4  This  Agreement  may be  executed  simultaneously  in two or more counterparts,  each of which taken  together  shall  constitute one and the same instrument.

         11.5 If any provision of this  Agreement  shall be held or made invalid by a court decision,  statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.6 Each party  hereto shall  cooperate  with each other party and all appropriate  governmental  authorities  (including  the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any  investigation  or inquiry  relating to this  Agreement  or the  transactions  contemplated  hereby.  Each party  hereto further agrees to furnish any state insurance department with any information or reports in connection with services  provided under this Agreement if such state so requests.

         11.7 The rights,  remedies and obligations  contained in this Agreement are  cumulative  and  are in  addition  to any  and  all  rights,  remedies  and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         11.8 No part  of this  Agreement  may be  assigned  without  the  prior written  consent of the other  parties.  Such consent  will not be  unreasonably withheld.

                 ----------------------------------------------

         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Agreement  to be executed  in its name and on its behalf by its duly  authorized representative  and its  seal to be  hereunder  affixed  hereto  as of the  date specified below.

                                      AIM GROWTH FUNDS

Attest:  JIM A. COPPEDGE              By:      ROGERT H. GRAHAM
         -----------------------               -------------------------------
Name:    Jim A. Coppedge              Name:    Robert H. Graham

Title:   Assistant Secretary          Title:   President

                                      A I M DISTRIBUTORS, INC.

Attest:  JIM A. COPPEDGE              By:      MICHAEL J. CEMO
         -----------------------               -------------------------------
Name:    Jim A. Coppedge              Name:    Michael J. Cemo

Title:   Counsel                      Title:   President

                                      SECURITY BENEFIT LIFE INSURANCE COMPANY

Attest:  CHRIS SWICKARD               By:      KALMAN BAKK
         -----------------------               -------------------------------
Name:    Chris Swickard               Name:    Kalman Bakk

Title:   2nd VP & Asst. Counsel       Title:   Senior Vice President

                                  SCHEDULE "A"

SEPARATE ACCOUNTS

SBL Variable Annuity Account XIV

                                  SCHEDULE "B"

MUTUAL FUNDS

AIM Basic Value A

AIM Mid Cap Equity A

AIM Small Cap Growth A